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                                                                   EXHIBIT 10.11

[LOGO] OPTICAL COATING LABORATORY, INC.

                                                                   (Label)


                         EMPLOYMENT ASSURANCE AGREEMENT

        AGREEMENT made this 30th day of October 1999, between Optical Coating Laboratory, Inc. ("OCLI"), having its principal place of business at 2789 Northpoint Parkway, Santa Rosa, California, and the Employee referenced on the label affixed above (hereinafter "Employee").

        The purpose of this Agreement is to afford Employee additional security concerning his or her employment with OCLI by providing for certain termination payments to Employee in the event that there is a "Change in Control" or "Hostile Change in Control" as described in the definitions set forth below. The provisions of this Agreement shall only be effective in the event that there is a Change in Control or Hostile Change in Control, and nothing in this Agreement extends or expands Employee's present rights concerning employment with OCLI in the absence of a Change in Control or Hostile Change in Control.

        Based upon the foregoing, and in consideration of Employee's continued employment with OCLI, OCLI agrees as follows:

        1. Term. This Agreement shall be effective as of the date first written above through November 20 , 2001; provided, however, that if a Change in Control or Hostile Change in Control occurs on or before November 20, 2001, this Agreement shall remain in effect for two (2) years from the date of occurrence of a Change in Control or Hostile Change in Control.

        2. Termination

               (a) Termination by Employee after Occurrence of a Hostile Change in Control. Employee shall have the right to terminate his or her employment any time during the period beginning three (3) months after the occurrence of a Hostile Change in Control and ending twelve (12) months after


                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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the occurrence of such Hostile Change in Control. If Employee terminates his or her employment during such time period, Employee shall be paid an amount equal to the lesser of (i) eighteen (18) months of Employee's maximum salary in effect within twelve (12) months of termination, or (ii) the maximum amount payable under Section 280G of the Internal Revenue Code of 1986, as the same may be amended from time to time (the "Code"), without any portion of such amount being classified as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, after taking into account all other "parachute payments" within the meaning of Section 280G(b)(2) of the Code.

               (b) Termination or Constructive Dismissal of Employee after Occurrence of Change in Control. Except in the case of a Termination for Cause, if any time within two (2) years after the occurrence of a Change in Control either (i) OCLI terminates Employee's employment or (ii) Employee terminates his or her employment following a Constructive Dismissal by OCLI, then Employee shall be paid an amount equal to the lesser of (A) twenty-four (24) months of Employee's maximum salary in effect within twelve (12) months of termination, or
(B) the maximum amount payable under Section 280G of the Code, without any portion of such amount being classified as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code, after taking into account all other "parachute payments" within the meaning of Section 280G(b)(2) of the Code. If Employee is entitled to payment under this subparagraph b, Employee shall not be entitled to payment under subparagraph a.

               (c) Time of Payment. OCLI shall pay any amounts due to Employee upon termination of Employee's employment.

               (d) No Other Severance Payments. If Employee receives a payment under subparagraph 2(a), Employee shall not be entitled to any severance payments that might otherwise be payable to Employee.


                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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        3. Acceleration of Unvested Stock Options. Except in the case of a
Termination for Cause, if any time within two (2) years after the occurrence of a Change in Control or Hostile Change in Control either (i) OCLI terminates Employee's employment or (ii) Employee terminates his or her employment following a Constructive Dismissal by OCLI, then all unvested outstanding options held by Employee shall be immediately exercisable.

        4. Certain Definitions. For purposes of this agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such person, shall be the owner, beneficial or otherwise, of more than twenty percent (20%) of the shares of Common Stock of OCLI then outstanding, but shall not include OCLI, any subsidiary of OCLI or, any employee benefit plan of OCLI or of any subsidiary of OCLI, or any person or entity organized, appointed or established by OCLI for or pursuant to the terms of any such plan.

               (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and in effect on the date of this Agreement.

               (c) "Continuing Director" shall mean (i) any member of the Board of Directors of OCLI, while such person is a member of the Board prior to the date of this Agreement, or (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board, if such person's nomination for election or re-election to the Board is recommended or approved by a majority of the Continuing Directors.

               (d) "Constructive Dismissal by OCLI" shall occur if OCLI demotes Employee, reduces Employee's duties, decreases Employee's benefits or compensation, or relocates Employee to a location outside of the community where Employee is employed as of the date of the Change in Control or Hostile Change in Control.


                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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               (e) "Change in Control" shall mean the acquisition of more than fifty percent (50%) of the shares of Common Stock of OCLI then outstanding by an Acquiring Person, alone or together with such person's Affiliates or Associates, including any such acquisitions pursuant to a "reorganization" within the meaning of Section 181 of the California Corporations Code.

               (f) "Hostile Change in Control" shall mean the occurrence of any of the events described in subparagraph (i) or (ii) below:

                      (i) acquisition of more than twenty percent (20%) of the shares of Common Stock of OCLI then outstanding by an Acquiring Person, alone or together with such person's Affiliates or Associates, including any such acquisitions pursuant to a "reorganization" within the meaning of Section 181 of the California Corporations Code, and (B) the adoption by OCLI's Board of Directors of a resolution (i) disapproving the acquisition in subparagraph 10(f), or (ii) declaring operative the provisions of this Agreement pertaining to a Change in Control; or

                      (ii) The failure of a majority of the members of the Board of Directors of Employer to be Continuing Directors.

               (g) "Termination for Cause" shall mean a termination by OCLI because of a willful breach by Employee in the course of his or her employment, or in the case of his or her habitual neglect of his or her duties or continuing incapacity to perform his or her duties.

        5. Noncompetition.

        (a) In consideration for the covenants of OCLI contained in Section 2 (including, without limitation, OCLI's payment obligations thereunder) and
Section 3, Employee agrees that, in the event that, following a Change in Control, Employee ceases to be employed by OCLI (or any parent, subsidiary or affiliate of OCLI), then for a period of two (2) years after Employee's employment ceases, Employee shall not do any of the following, either directly or indirectly:


                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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               (i) Carry on or engage in any business that is similar to the business being conducted by OCLI as of the date on which Employee's employment ceases (a "Competitve Business"), whether as an employee, officer, contractor, consultant, investor, shareholder, director, partner, principal, or in any other individual or representative capacity; provided, however, that the aggregate ownership by Employee of less than five percent (5%) of the outstanding equity of any entity which may fit within the foregoing description shall not be deemed to constitute a violation of this agreement not to compete; or

               (ii) Solicit for employment in a Competitive Business (or cause any person or entity controlled by Employee to so solicit for employment) any employee, officer, director or consultant of OCLI (or its parent, subsidiaries or affiliates) or take any action, directly or indirectly, to cause any such person to terminate his or her business relationship with any of the foregoing; or

               (iii) For or on behalf of a Competitive Business, enter into any transaction or business relationship with or solicit for any business purpose any of OCLI's (or its parent's, subsidiaries' or affiliates') customers without OCLI's prior written consent.

        (b) The parties to this Agreement hereby stipulate that:

               (i) The non-competition agreement contained herein is intended as an agreement authorized by Section 16601 of the California Business and Professions Code as it now exists ("Section 16601");

               (ii) The provisions of Section 16601 are incorporated by reference into this Section;

               (iii) All terms used in this Section, including the terms "carry on" and "business," shall have the same meaning as has been given, up to the date of this Agreement, to such terms (as they are used in Section 16601) by the California Supreme Court and the Courts of Appeal of the State of California; and

               (iv) The remedy at law for any breach of this Section being inadequate, OCLI shall be entitled, in addition to such other remedies as it may have, to temporary and injunctive relief for any


                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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breach or threatened breach of any provision of this Section, without proof of any actual damages that have been or may be caused to it by such breach.

        (c) The parties to this Agreement state and agree that this agreement not to compete is reasonable and necessary to protect OCLI's business interests, and this agreement not to compete imposes no undue hardship or burden on Employee. Should any court or tribunal declare the foregoing agreement not to compete to be unreasonable or void for any reason, the duration and/or geographic scope of the agreement shall be modified to such shorter duration and smaller geographic scope as to be upheld by said court or tribunal.

        6. Effect of OCLI's Merger, Transfer of Assets or Dissolution. This Agreement shall not be terminated by any merger or consolidation where OCLI is not the consolidated or surviving corporation, transfer of substantially all of the assets of OCLI, or voluntary or involuntary dissolution of OCLI. In the event of any such merger, consolidation or transfer of assets, the surviving corporation or the transferee of OCLI's assets shall be bound by the provisions of this Agreement, and OCLI shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this Agreement.

        7. Agreement Supersedes Any Inconsistent Prior Agreements or Understandings. The terms of this Agreement supersede any inconsistent prior promises, policies, representations, understandings, arrangements or agreements between the parties.


                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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        8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.


                                        OPTICAL COATING LABORATORY, INC.

                                        By
                                          --------------------------------------
                                          Joseph C. Zils, Corporate Secretary

EMPLOYEE:


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Signature                               Date


Address:

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                                                  EMPLOYMENT ASSURANCE AGREEMENT
                                                                OCTOBER 30, 1999

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